UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2023
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, Hyzon Motors Inc. (the “Company”) announced that Parker Meeks has been appointed Chief Executive Officer, effective immediately.

Mr. Meeks, age 41, has served as President and Interim Chief Executive Officer since August 2022. Mr. Meeks previously served as the Company’s Chief Strategy Officer since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end-markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016.

Mr. Meeks holds an M.B.A. in Finance from William Marsh Rice University and a B.S. in Electrical Engineering from Columbia University. Mr. Meeks does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Meeks and any other person pursuant to which Mr. Meeks was selected to serve as Hyzon’s Interim Chief Executive Officer. Mr. Meeks is not related to any member of the Board or any executive officer of the Company.

In connection with his appointment, Mr. Meeks’ annual base salary increased to $600,000, and his discretionary annual cash bonus eligibility target was set at 100% of base salary. No other adjustments were made to Mr. Meeks’ compensation.

Pursuant to the Employment Agreement, dated June 7, 2021, by and between Mr. Meeks and the Company, as amended on October 18, 2022 (the “Meeks Agreement”), Mr. Meeks remains eligible to (i) participate in the Company’s benefit plans; (ii) receive 70,000 restricted stock units per annum pursuant to the Company’s 2020 Stock Incentive Plan or any successor plan for four years from the date of the Meeks Agreement; and (iii) receive reimbursement of reasonable out-of-pocket expenses. The Meeks Agreement subjects Mr. Meeks to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

The foregoing description of the Meeks Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Meeks Agreement, which was filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 22, 2021, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2022 and are incorporated by reference in this Item 5.02.

Item 7.01 Regulation FD Disclosure

On March 13, 2023, the Company issued a press release announcing that Parker Meeks has been appointed Chief Executive Officer, effective immediately. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 7.01.

The information contained in this Item 7.01, including in Exhibit 99.1 attached hereto, is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated March 13, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: March 13, 2023	By:	/s/ John Zavoli
	Name:	John Zavoli
	Title:	General Counsel and Chief Legal Officer